EXHIBIT 10.6

Eversource Deferred Compensation Plan

Effective January 1, 2014

Restatement Date July 1, 2015

ARTICLE 1
PURPOSE

The purpose of the Eversource Deferred Compensation Plan (the “Plan”) is to provide a means whereby the Company (as hereinafter defined) may afford increased financial security, on a tax-favored basis, to non-employee trustees, and a select group of “key management or other highly compensated employees” who render valuable services important to the Company’s continued growth and success, and who the Company desires to recruit and retain and encourage such productive efforts.  This document represents a merger of the (1) Northeast Utilities Deferred Compensation Plan for Executives, (2) Northeast Utilities Deferred Compensation Plan for Trustees, (3) NSTAR Deferred Compensation Plan (Executives) and (4) NSTAR Deferred Compensation Plan for Trustees (together, the “Merged Plans”), effective as of January 1, 2014, and also reflects the change of the parent company’s name from Northeast Utilities to Eversource Energy.  Amounts deferred under any of the Merged Plans prior to January 1, 2014 will be subject to the terms and conditions of this Plan, to the extent permissible under Section 409A of the Code (as hereinafter defined) and not otherwise in conflict with the terms and conditions of the prior deferrals under the Merged Plans.

The Plan is intended to constitute an unfunded “top hat” plan within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  As a top hat plan, the Plan is not subject to the eligibility, vesting, funding or fiduciary responsibility requirements of ERISA.

ARTICLE 2
DEFINITIONS

“Account” means, with respect to a Participant, the account, including any subaccounts, established on the books of account of the Company to record the Participant’s interest in the Plan.

“Affiliate” means each direct and indirect affiliated company that as of January 1, 2014 directly or through one or more intermediaries, is controlled by, or is under common control with Eversource Energy.

“Applicable Percentage” means the applicable percentage used for K-Vantage Savings Plan Contributions for a particular Plan Year.

“Beneficiary” means the person or persons properly designated as such in accordance with the Plan.

“Board” means the Eversource Energy Board of Trustees.

“Bonus” means annual cash bonus compensation under the Incentive Plan or any other Company incentive plan for a particular Plan Year before deferral pursuant to this Plan or pursuant to any agreement or any other plan of the Company whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125.

“Bonus Deferral” means that portion of Bonus properly deferred hereunder.

“Bonus Deferral Account” means the Plan Account holding Bonus Deferrals and any earnings thereon.

“Change of Control” means the happening of any of the following:

(A)

When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, its Affiliates, or any Company or Eversource Energy employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Eversource Energy representing more than 20% of the combined voting power of either (i) the then outstanding common shares of Eversource Energy (the “Outstanding Common Shares”) or (ii) the Voting Securities; or

(B)

Individuals who, as of the beginning of any twenty-four month period, constitute the Trustees (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Trustees shall be considered as though such individual were a member of the Incumbent Trustees, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Trustees of Eversource Energy (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(C)

Consummation by Eversource Energy of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

(D)

Consummation of a complete liquidation or dissolution of Eversource Energy or sale or other disposition of all or substantially all of the assets of Eversource other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

“Cash Retainer” means the annual cash retainer payable to a Trustee for Board service, excluding reimbursement of travel and other incidental expenses incurred for the Company’s benefit and in the course of rendering services to the Company.

“Cash Retainer Deferral” means that portion of a Trustee Cash Retainer properly deferred hereunder.

“Cash Retainer Deferral Account” means the Plan Account holding Cash Retainer Deferrals and any earnings thereon.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board’s Compensation Committee or its delegate.

“Company” means Eversource Energy, a Massachusetts voluntary association, and any Affiliate which is authorized by the Board to adopt the Plan and cover its Eligible Employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate.  An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan, including the authority of the Board, the Committee and Plan Administrator, and amendments thereto shall apply to the Eligible Employees of the Affiliate.  In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate and subject to compliance with Code Section 409A.

“Disabled” or “Disability” means that a Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (B) receiving long-term disability benefits under the Employer’s LTD Plan for a period of not less than three months by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, in each case, consistent with the requirements for a “disability” for purposes of Code Section 409A.

“Earnings Crediting Options” means the options for crediting earnings to Accounts described herein.

“Eligible Employee” means an Employee who is a member of the group of selected management and/or highly compensated Employees of the Company designated by the Plan Administrator as eligible to participate in the Plan other than an individual the Company treats as an independent contractor (and an individual shall be treated as an independent contractor if payment for the individual’s services is memorialized on a Form 1099 rather than Form W-2) or any individual who has signed an agreement with the Company stating that the individual is not eligible to participate in the Plan.

“Eligible Trustee” means any person serving as an Eversource Energy Trustee for a particular Plan Year.

“Employee” means any person employed by the Company on a regular full-time salaried basis.

“Employee Participant” means an Eligible Employee who properly enrolls in or automatically is deemed to have enrolled in the Plan.

“End Termination Date” means the date of termination of Service with the Company and its Affiliates, as determined by the Plan Administrator with reference to Treasury Regulations Section 1.409A-1(h).

“Enrollment Agreement” means such properly completed, executed and filed form(s) as may be required by the Plan Administrator to make deferrals hereunder.

“Equity Award” means a stock-based award granted under the Incentive Plan, other than a stock option or stock appreciation right award.

“Equity Award Deferral” means that portion of an Equity Award properly deferred hereunder.

“Equity Award Deferral Account” means the Plan Account holding Equity Award Deferrals and any earnings thereon.

 “Incentive Plan” means the Eversource Incentive Plan, as amended from time to time, and/or the NSTAR 2007 Long-Term Incentive Plan, as amended from time to time, or their successors.

“K-Vantage Compensation” means compensation used to determine K-Vantage Savings Plan Contributions for a particular Plan Year, but without imposing the Code Section 401(a)(17) limits or excluding from Savings Plan compensation any amounts deferred under this or any other nonqualified deferred compensation plan.

“K-Vantage Deferrals” means Company K-Vantage Make-Whole Contributions credited to a Participant’s K-Vantage Deferral Account under this Plan.

“K-Vantage Deferral Account” means the Plan Account holding K-Vantage Deferrals and any earnings thereon.

“K-Vantage Employee” means an Eligible Employee who receives K-Vantage Savings Plan Contributions.

“K-Vantage Make-Whole Contributions” means Company make-whole contributions under Article 5.

“K-Vantage Savings Plan Contributions” means K-Vantage contributions under the Savings Plan for a particular Plan Year.

“LTD Plan” means the applicable Company Long-Term Disability Plan, as amended from time to time.

 “Participant” means a Trustee Participant or an Employee Participant.

“Plan” means this Eversource Deferred Compensation Plan, as amended from time to time.

“Plan Administrator” means the Senior Vice President - Human Resources of Eversource Energy Service Company, or his or her delegate or successor.

“Plan Year” means the 12 month period beginning on each January 1 and ending on the following December 31.

“Retirement” means:  (A) a Trustee’s termination of Service on the Board, or (B) an Employee’s termination of Service with the Company, other than for “cause” as determined by the Plan Administrator, on or after the earlier to occur of:

(a)

attainment of age 65,

(b)

eligibility for pension payments under the applicable Company non-qualified supplemental retirement plan (as amended from time to time) or employment related agreement, or

(c)

attainment of age 55 after completing at least 10 Years of Service.

“Retirement Plan” means the Eversource Pension Plan, as amended from time to time.

“Salary” means annual cash base salary for a particular Plan Year, before deferral pursuant to this Plan or any agreement or any other plan of the Company whereby compensation is deferred (including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125), and excluding any special compensation such as overtime, bonus payments, disability insurance benefits, severance pay or other similar distributions and Company or Affiliate contributions under any employee benefit plan or program.

“Salary Deferral” means that portion of Salary properly deferred hereunder.

“Salary Deferral Account” means the Plan Account holding Salary Deferrals and earnings thereon.

“Savings Plan” means the Eversource 401k Plan, as amended from time to time.

“Service” means:  (A) the period of time a Trustee serves as a Board member, and (B) the period of an Employee’s vesting Service credited under the Retirement Plan, or, for a K-Vantage Employee, under the Savings Plan.

“Specified Employee” means an Employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under Section 409A of the Code, as determined by the Committee or the Board.

“Trustee” means a non-employee member of the Board.

“Trustee Participant” means an Eligible Trustee who properly enrolls in or automatically may be deemed enrolled in the Plan.

“Unforeseeable Emergency” means a severe financial hardship of a Participant resulting from:  (A) an illness or accident of the Participant or the Participant’s spouse or dependent as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2) and (d)(1)(B); (B) a loss of the Participant’s property due to casualty; or (C) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  Whether a Participant has an Unforeseeable Emergency shall be determined by the Plan Administrator on the basis of all relevant facts and circumstances and with reference to Treasury Regulations Section 1.409A-3(i)(3).

“Vesting” or “Vested” refers to the time after which deferrals and their related earnings become non-forfeitable as provided herein.

“Voting Securities” means the common shares of Eversource Energy, par value $5.00, or any successor security of Eversource Energy which carries the right to vote generally in the election of the Board.

“Year of Service” means each year of credited service recognized for determining vesting in a Participant’s accrued benefit under the Retirement Plan or, for a K-Vantage Employee, in K-Vantage Contributions under the Savings Plan.

ARTICLE 3
ADMINISTRATION OF THE PLAN

The Plan Administrator is hereby authorized to administer the Plan and establish, adopt, or revise such rules as it may deem necessary or advisable for the administration of the Plan.  The Plan Administrator shall have discretionary authority to construe and interpret the Plan, to make determinations, including factual determinations, and to determine the rights, if any, of Participants and Beneficiaries under the Plan, which shall be final and binding upon any Participant and Beneficiary affected thereby.  The Plan Administrator and members of the Committee shall be eligible to participate in the Plan while serving as such, but no such person shall vote or act upon any matter which relates solely to such person’s interest in the Plan as a Participant.

ARTICLE 4
ELECTIONS TO PARTICIPATE

4.1

Elections to Participate.  Eligible Trustees and Eligible Employees designated by the Plan Administrator may elect to participate in the Plan, or automatically may be deemed to elect participation in the Plan, as provided herein and in accordance with such rules as may be established by the Plan Administrator.

4.2

Irrevocable Elections.  Except as otherwise provided herein and permitted by Code Section 409A, all deferral elections under the Plan shall be irrevocable.

4.3

Affirmative Annual Elections.  Annually, Eligible Trustees and Eligible Employees may elect to participate in the Plan by filing such completed and fully executed Enrollment Agreement as may be required by the Plan Administrator before the end of the year preceding the Plan Year for which the deferral is to occur.  Said Enrollment Agreement shall include:  (A) an election as to the portion of any Salary, Bonus, Cash Retainer, Equity Award or other amount approved by the Plan Administrator (as applicable) that will be deferred for such Plan Year (in each case after applicable non-deferrable payroll tax deductions), and (B) an election as to the form and timing of distribution of Vested Accounts (and any earnings thereon) in accordance with the Plan, unless an automatic election as to form or timing applies hereunder.

4.4

Affirmative Mid-Year Elections.

(A)

Mid-Year Eligible Trustees.  The Plan Administrator may permit a Trustee who first becomes an Eligible Trustee after the beginning of a Plan Year to elect to participate in the Plan with respect to the Cash Retainer for that Year by filing an Enrollment Agreement before or within 30 days after the date of such eligibility.  Such an Enrollment Agreement shall not apply to any Cash Retainer amounts paid before the date such Enrollment Agreement is filed.

(B)

Mid-Year Eligible Employees.  The Plan Administrator may permit an Employee who first becomes an Eligible Employee after the beginning of a Plan Year to file an Enrollment Agreement before or within 30 days following the date of such eligibility.  Such an Enrollment Agreement shall not apply to:  (i) Base Salary paid before the date such Enrollment Agreement is filed, (ii) Bonus Compensation paid for Service performed before such date, or (iii) Equity Awards granted before such date.

4.5

Automatic Elections.

(A)

Trustee Equity Award Retainers.  An Eligible Trustee automatically shall be deemed to elect deferral of any annual Equity Award granted as part of the retainer for Board service for any Plan Year.

(B)

Employee K-Vantage Make-Whole Contributions.  A K-Vantage Employee automatically shall be deemed to elect deferral of any K-Vantage Make-Whole Contributions made hereunder for any Plan Year.

4.6

Cancellation of Deferral Elections.

(A)

Employee Participants.  An Employee Participant’s election for a particular Plan Year shall terminate as to all further deferrals for such Plan Year other than K-Vantage and Equity Award Deferrals if such Participant:  (i) must terminate such election to obtain a hardship distribution during such Plan Year under a qualified retirement plan that includes a cash or deferred arrangement under Code Section 401(k) as required by Treasury Regulations Section 1.401(k)-1(d)(3), (ii) becomes Disabled during such Plan Year, or (iii) receives an Emergency Benefit (as defined in Section 6.3(B)) under the Plan during such Plan Year.

(B)

Trustee Participants.  A Trustee Participant’s Cash Retainer Deferral elections for a Particular Year shall terminate as to further deferrals for such Plan Year if such Participant (i) becomes Disabled during such Plan Year, or (ii) receives an Emergency Benefit under the Plan during such Plan Year.

ARTICLE 5
ACCOUNTS

5.1

Accounts.  The Plan Administrator shall establish and maintain Accounts for Participants’ Salary Deferrals, Bonus Deferrals, K-Vantage Deferrals, Cash Retainer Deferrals, Equity Award Deferrals and any other deferrals or credited amounts permitted by the Plan Administrator hereunder.  Such deferrals, and any earnings thereon, shall be credited to Accounts as provided herein.  Accounts shall be reduced by amounts distributed to the Participant or Beneficiary or deducted hereunder.

5.2

Employee Participant Accounts:  Crediting and Vesting of Deferrals.

(A)

Crediting and Vesting of Salary and Bonus Deferrals.  Salary Deferrals and Bonus Deferrals shall be credited to an Employee Participant’s Account in accordance with the process determined by the Plan Administrator.  Such amounts and any earnings thereon shall be 100% Vested as of the date so credited.

(B)

Crediting and Vesting of K-Vantage Deferrals.  The Company shall make K-Vantage Make-Whole Contributions to the Plan on behalf of a K-Vantage Employee.  Such K-Vantage Make-Whole Contributions shall equal the Applicable Percentage for such Plan Year multiplied by K-Vantage Compensation for such Year, reduced by K-Vantage Savings Plan Contributions.  K-Vantage Make-Whole Contributions hereunder will be credited to such Employee’s K-Vantage Deferral Account at least once per year on the date(s) determined by the

Plan Administrator.  Such K-Vantage Make-Whole Contributions and any earnings thereon shall become Vested at the same time as such Employee’s K-Vantage Savings Plan Contributions.

(C)

Crediting and Vesting of Equity Award Deferrals.  Equity Award Deferrals shall be credited to an Employee Participant’s Account as of the date such Awards are granted.  Such Awards and any earnings thereon shall become Vested in accordance with their terms and the applicable Incentive Plan.

5.3

Trustee Participant Accounts:  Crediting and Vesting of Deferrals.

(A)

Crediting and Vesting of Cash Retainer Deferrals.  Cash Retainer Deferrals shall be credited to a Trustee Participant’s Account in accordance with the process determined by the Plan Administrator.  Such amounts shall be 100% Vested as of the date so credited.

(B)

Crediting and Vesting of Equity Awards Deferrals.  Equity Award Deferrals shall be credited to a Trustee Participant’s Account as of the date such Awards are granted.  Unless otherwise provided by the Board or the Committee, such amounts shall be 100% Vested as of the date so credited.

5.4

Crediting of Earnings to Accounts.

(A)

Cash-Based Deferral Accounts.  All Accounts other than Equity Award Accounts and such other Accounts as may be designated by the Plan Administrator shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant for such Accounts from time to time until such Accounts are paid out in full.  Participants may allocate such Accounts among the Earnings Crediting Options available under the Plan in such percentages as may be permitted by the Plan Administrator.  The deemed rate of return, positive or negative, credited under each Earnings Crediting Option shall be based upon the actual investment performance of such Savings Plan or other investment funds as may be selected by the Plan Administrator in its sole discretion for inclusion in this Plan from time to time, and shall equal the total return of such investment funds net of asset based charges, including, without limitation, money management fees and fund expenses.  A Participant may change Earnings Crediting Options at such times and in such amounts as may be permitted by the Plan Administrator in its sole discretion.  The Company reserves the right, on a prospective basis, to add or delete Earnings Crediting Options as deemed appropriate by the Plan Administrator in its sole discretion.  In the event of such deletion, a Participant may, on or about the date thereof, reallocate amounts invested in such Option, and any amounts to be credited thereto in the future, among the remaining Earnings Crediting Options.

(B)

Equity Award Deferral Accounts.  Participant Equity Award Deferral Accounts and any earnings thereon shall at all times be deemed invested in Voting Securities, and any deemed dividends shall be deemed reinvested in additional Voting Securities, unless otherwise permitted by the Plan Administrator (for Employee Participants) or the Committee (for Trustee Participants).

In the event of a stock split, stock dividend, reclassification, reorganization or other capital adjustment in the Voting Securities, the number of deemed shares of Voting Securities then credited to a Participant’s Account shall be adjusted in the same manner as the shares of Voting Securities are adjusted.

5.5

No Company Investment Obligation.  Notwithstanding that earnings credited to Participant Accounts are based upon the actual performance of certain corresponding investment funds or Voting Securities, the Company shall not be obligated to actually invest any amount deferred hereunder in any corresponding or other investment funds or securities.

5.6

Valuation of Accounts.

(A)

Valuation of Cash-Based Accounts.  The value of a Salary Deferral Account, Bonus Deferral Account, K-Vantage Deferral Account and Cash Retainer Deferral Account as of any date shall equal the amounts theretofore credited to such Account, including any earnings (positive or negative) deemed to be earned on such Account hereunder, through the business day preceding such date, less amounts previously deducted from such Account.

(B)

Valuation of Equity-Based Accounts.  The number of Voting Securities in an Equity Award Deferral Account shall equal the number of shares of Voting Securities credited thereto, plus the number of such shares deemed purchased by reinvesting the earnings on previously credited Voting Securities, less amounts previously deducted from such Account.  The value of such Voting Securities as of any date shall be based on the closing market price reported on the New York Stock Exchange on the business day preceding such date.

5.7

Account Statements.  A statement of account to shall be provided to each Participant with respect to the Participant’s Account, at such times and in such form as determined appropriate by the Plan Administrator.

ARTICLE 6
FORM AND TIMING OF DISTRIBUTIONS

6.1

Election of Distribution Form.  All distributions from all Accounts hereunder shall be made in the form of a single lump sum unless otherwise permitted by the Plan Administrator and properly elected in the Participant’s Enrollment Agreement.  Except as otherwise provided herein, a Participant’s elections as to the form of any distribution under the Plan shall be irrevocable in accordance with the requirements of Code Section 409A.

6.2

Election of Distribution Timing.

(A)

Affirmative Elections by Employee Participants, and by Trustee Participants for Cash Retainer Deferrals.  All distributions from all Employee Participant Accounts and Trustee Participant Cash Retainer Deferral Accounts hereunder shall be made upon a Participant’s End Termination Date unless otherwise permitted by the Plan Administrator and properly elected in the Participant’s Enrollment Agreement.  No Enrollment Agreement shall elect a distribution date sooner than 3 years after the Plan Year for which the deferral is to occur (or earlier termination of Service).

(B)

Automatic Election by Trustee Participants for Equity Award Deferrals.  Trustee Participants automatically shall be deemed to elect distribution of Equity Award Deferral Accounts upon Retirement.

(C)

Irrevocable Elections.  Except as otherwise provided herein, a Participant’s elections as to the timing of any distribution under the Plan shall be irrevocable.

6.3

Exceptions Where Participant Form and/or Timing Elections Inapplicable.

(A)

Permissible Change in Election.  Notwithstanding anything herein to the contrary, and to the extent permitted by the Plan Administrator in its sole discretion and Code Section 409A, a Participant may elect to change the affirmatively elected form and/or timing shown on the Enrollment Agreement, subject to the following conditions:

(i)

No such change in election shall be effective until 12 months after the date the changed Enrollment Agreement is filed with the Plan Administrator;

(ii)

Except in the event of payment upon death, any changed Enrollment Agreement must be filed with the Plan Administrator at least 12 months before the earliest date on which any deferrals (and earnings thereon) could be payable pursuant to the Participant’s last election;

(iii)

Except in the event of payment upon death, the newly elected distribution date shall be at least five years from the distribution date elected in the Participant’s last election.  An installment form of payment shall be treated as an entitlement to a single payment in accordance with the provisions of the Treasury Regulations and such five-year delay shall apply to all payments under the installment form.

(B)

Emergency Benefit.  Notwithstanding anything herein to the contrary, in the event that the Plan Administrator, upon written request of a Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall within 90 days of such determination make a lump sum cash payment to the Participant from the Participant’s Salary, Bonus, Vested K-Vantage Deferral and/or Cash Retainer Accounts in an amount reasonably necessary to meet the Unforeseeable Emergency (which may include amounts necessary to pay any Federal, State or local income taxes or penalties reasonably anticipated to result from the distribution), provided that such Unforeseeable Emergency may not be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan or any other retirement plan maintained by the Company (the “Emergency Benefit”).

(C)

Acceleration of Payment.  Unless prohibited by Code Section 409A, Plan distributions shall be accelerated:

(i)

if payment is required to be made to an individual other than the Participant to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Code; or

(ii)

if the aggregate amount of a Participant’s Vested Account on the End Termination Date is less than $250,000, in which case such Account shall be distributed in a single lump sum within 90 days of such date or on such later date as may be required by Code Section 409A.

(D)

Disability.  In the event a Participant becomes Disabled during the Participant’s Service, such Participant’s Vested Account shall be distributed as of the date of Disability and any portion of the Participant’s Account that is not vested as of the date of the Disability will be forfeited.

(E)

Code Section 409A Delay.  Notwithstanding anything herein to the contrary, (i) payment to any Specified Employee shall be made no earlier than the seventh month after the End Termination Date (or upon death if earlier), and (ii) no distribution shall be made earlier than the date otherwise permitted by Code Section 409A.

(F)

Distribution following Change of Control.  If a Participant terminates Service for any reason within two years following a Change of Control that qualifies as a “change in control event” under Treasury Regulations Section 1.409A-3(i)(5), notwithstanding anything else herein to the contrary, such Participant’s Account, whether Vested or not, shall be distributed in a single lump sum within 90 days following such Participant’s End Termination Date or such later date as may be required by Code Section 409A.

6.4

Payment and Valuation of Distributions.

(A)

Lump Sum Distributions.  Lump sum distributions hereunder shall be made within 90 days of the applicable distribution date and in an amount equal to the Vested value of the Participant’s Account as of the elected distribution date.

(B)

Installments Distributions.  Annual installment distributions shall commence to be made (i) in the case of a Participant’s permitted election to receive distribution on a specified distribution date, within 90 days of January 1 of each calendar year in the installment period elected in a Participant’s Enrollment Agreement, and (ii) in the case of a Participant’s election to receive distribution upon termination of Service, in the calendar month following the calendar month in which such Participant’s End Termination Date occurs.  The amount of each installment shall equal:  (A) the Vested value of the Participant’s Account as of the business day before the installment distribution date, divided by (B) the number of installments so elected.

(C)

Form of Payment.  All Equity Award Deferral Accounts under the Plan will be distributed in the form of Voting Securities and all other Accounts will be distributed in the form of cash.

6.5

Distributions of Less than Entire Account Balance.  Distribution of less than a Participant’s entire Account balance shall be made pro rata from each of the Earnings Crediting Options to which such Account is then allocated.

ARTICLE 7
SURVIVOR BENEFITS

7.1

Designation of Beneficiary.  Each Participant may designate one or more Beneficiaries as permitted by the Plan Administrator to receive any distributions due following the Participant’s death.  Such designation shall be made on such properly completed and executed and filed forms as may be required by the Plan Administrator, and shall be effective when received by the Plan Administrator.  Such designation may be changed or canceled at any time without the consent of any such Beneficiary on such properly completed and executed and filed forms as may be required by the Plan Administrator, and shall not be effective until received by the Plan Administrator.  If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant’s Savings Plan beneficiary, or, if none, the Participant’s estate.  If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares unless the Participant has specifically designated otherwise.

7.2

Death of Participant Before Distribution Begins.  If a Participant dies before Account distribution begins, distribution shall be made to the Participant’s Beneficiary(ies) in a single lump sum within 90 days after death unless the Participant’s Enrollment Agreement provides for distribution to Beneficiary(ies) at the same time time/form as if the Participant had survived.

7.3

Death of Participant After Installment Distributions Begin.  In the event of a Participant’s death after Account installment distributions begin, any remaining installments shall be paid to the Participant’s Beneficiary(ies) at the same time/form as if the Participant had survived.

7.4

Changes to Earnings Crediting Options.  In the event of a deferred Beneficiary distribution hereunder, such Beneficiary may make changes to Earnings Crediting Options to the same extent that the Participant could have made such changes during the deferral period.

ARTICLE 8
MISCELLANEOUS

8.1

Amendment and Termination.  The Plan may be amended, suspended, discontinued or terminated at any time by the Board or Committee; provided, however, that (A) no such amendment, suspension, discontinuance or termination, unless required under statute, regulation, or rule of a governing or administrative body having the effect of a statute or regulation, shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Account as of the effective date of such amendment, suspension, discontinuance or termination; (B) no such amendment, suspension, discontinuance or termination shall cause any payment that a Participant or Beneficiary is entitled to receive under this Plan to become subject to an income tax penalty under Code Section 409A; and (C) no such discontinuation or termination of the Plan may be effected except in accordance with Treasury Regulations Section 1.409A-3(j)(4)(ix).  The Plan Administrator is hereby authorized to make ministerial or administrative amendments as he or she deems necessary or advisable to carry out the proper and efficient administration of the Plan, or to conform to applicable law or regulation.

8.2

Claims Procedure.

(A)

Filing a Claim for Benefits.  A Participant or other person entitled to benefits under the Plan (or the authorized representative of such Participant or other person) may make a claim for benefits by filing a request with the Plan Administrator.  Such request shall be made by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator.  All such claims must be submitted within the "applicable limitations period."  The "applicable limitations period" shall be six (6) years, beginning on (a) in the case of any payment, the date on which the payment was made, or (b) for all other claims, the date on which the action complained of occurred.  Additionally, upon denial of an appeal pursuant to Subsection (D), a Participant or such other person shall have six (6) years within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such six (6) year period shall be precluded.

(B)

Notice of Denial of Claim.  If a claim is wholly or partially denied, the Plan Administrator shall furnish the claimant with written or electronic notification of the adverse benefit determination.  Any electronic notification shall comply with the standards imposed by 29 C.F.R. Section 2520.104(b)-1(e)(1)(0, (iii) and (iv). The notification shall set forth in a manner calculated to be understood by the claimant:

(i)

the specific reason or reasons for the adverse benefit determination;

(ii)

reference to the specific Plan provisions on which the determination is based;

(iii)

a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(iv)

a description of the Plan’s procedures for review of an adverse benefit determination and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

Such notification shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing such claim.  If an extension of time for processing is required, the Plan Administrator shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination.  In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

(C)

Appeal of Denied Claim.  A claimant or his or her authorized representative may appeal an adverse benefit determination by filing a written request for review with the Advisory Committee (as such term is defined in the Northeast Utilities Service Company 401k

Plan) within sixty (60) days after receipt by the claimant of the notification of such adverse benefit determination.  A claimant or his or her duly authorized representative:

(i)

may submit to the Advisory Committee written comments, documents, records, and other information relating to the claim for benefits; and

(ii)

shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

The Advisory Committee's review of any adverse benefit determination shall take into account all comments, documents, records and other information submitted by the claimant or his or her authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(D)

Decision on Appeal.  The Advisory Committee shall provide the claimant with written or electronic notification of the benefit determination on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing.  Any electronic notification shall comply with the standards imposed by 29 C.F.R. Section 2520.104b-1(c)(1)(i), (iii) and (iv).  If an extension of time for processing is required, the Advisory Committee shall, prior to the termination of the initial sixty (60) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension of time and the date by which the Advisory Committee expects to render the determination on review.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period.

In the case of an adverse benefit determination, the notification shall set forth in a manner calculated to be understood by the claimant, including specific references to the pertinent Plan provisions, the determinations, decisions and other actions of the Advisory Committee, taken in accordance with the provisions hereof, which shall be final, conclusive and binding on all parties, including the following:

(i)

the specific reason or reasons for the adverse determination;

(ii)

reference to the specific Plan provisions on which the determination is based;

(iii)

a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits; and

(iv)

a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

8.3

Limitation on Participant Rights.  Nothing in this Plan shall be construed as:  (A) obligating Eversource Energy to secure the re-election of any Eversource Energy Trustee, (B) obligating any Eversource Energy Trustee to stand for re-election, (C) prohibiting any Eversource Trustee resignation, (D) conferring upon any Participant any right to continue employment or Service with the Company, or (E) interfering with the Company’s rights to terminate any Participant’s Service and/or to take any personnel action affecting any Participant without regard to the effect such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan.

8.4

Limitation on Company Actions.  Nothing in the Plan shall be construed to prevent the Company from taking any action it deems appropriate or in its best interest; provided, however, that no such action may diminish the then balance or value of any Participant’s Account.  No Participant, Beneficiary, or other person shall have any claim against the Company or its any of its employees, members of the Board, members of the Committee or the Plan Administrator as a result of such action.  Any decisions, actions or interpretations made under the Plan by the Board, the Company, the Committee or the Plan Administrator shall be made in its respective sole discretion, not as a fiduciary, need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.

8.5

Company Right of Offset.  If a Participant becomes entitled to a distribution under the Plan, and at such time such Participant has any outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Plan Administrator in its sole discretion may offset such amount owed to the Company against the amount of benefits otherwise distributable to the extent permissible under Code Section 409A.

8.6

Nonalienation of Benefits.  Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan.  The Company’s obligations under this Plan are not assignable or transferable except to:  (A) any corporation or partnership which acquires all or substantially all of the Company’s assets or (B) any corporation or partnership into which the Company may be merged or consolidated.  The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s Beneficiaries, heirs, executors, administrators or successors in interest.

8.7

Withholding Taxes.  The Company may make such provisions and take such actions as the Plan Administrator deems appropriate in its sole discretion for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan from any amount otherwise payable to the Participant (or Beneficiary).  To determine tax withholding on distributions of Voting Securities, such Voting Securities shall be valued based on the closing market price reported on the New York Stock Exchange on the day before the distribution date.  If benefits payable to a Participant under the Plan become taxable before the date actually paid, the Company will remit any required withholding taxes and may pay to the Participant any additional amount that the Company would have remitted as withholding if the taxable amount had been paid to such Participant as wages.  Additionally, the Company may distribute the amount necessary to pay the Federal Insurance Contributions Act (FICA) tax due on compensation deferred under the Plan (the “FICA Amount”), plus any income tax withholding imposed as a result of the payment of such FICA Amount, in accordance with Code Section 409A.  If at any time this Plan is found to fail to meet the requirements of Code Section 409A, the Company may distribute the amount required to be included in the Participant’s income as a result of such failure.  Any amount distributed under this Section will be charged against amounts owed to the Participant and offset against future payments.  For the avoidance of doubt, the Participant will have no discretion, and will have no direct or indirect election, as to whether a payment will be accelerated under this Section.  Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

8.8

Indemnification.  The Company agrees to indemnify and defend to the extent consistent with the Company’s declaration of trust  or other relevant corporate documents any person carrying out functions of the Plan Administrator (including any person who formerly carried out such functions) against all liabilities, damages, costs, and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission taken in good faith in connection with the Plan.

8.9

Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan of deferred compensation for Participants.  Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made.  Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general creditor of the Company.

8.10

Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

8.11

Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Connecticut, without reference to the principles of conflict of laws to the extent not preempted by federal law.  Anything in this Plan to the contrary notwithstanding, the terms of this Plan shall be interpreted and applied in a manner consistent with the requirements of Code Section 409A and the Treasury Regulations thereunder and the Company shall have no right to accelerate or make any payment under this Plan except to the extent such action would not subject any Participant or Beneficiary to the payment of any tax penalty or interest under Code Section 409A.  Each payment hereunder shall be a separate payment for purposes of Section 409A and the right to a series of installment payments shall be treated as a right to a series of separate payments for purposes of Section 409A. The Company shall have no obligation, however, to reimburse a Participant for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of the Participant under Code Section 409A.

8.12

Headings.  Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

8.13

Gender, Singular and Plural.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require.  As the context may require, the singular may read as the plural and the plural as the singular.

8.14

Notice.  Any notice or filing required or permitted to be given to the Company, the Committee or the Plan Administrator hereunder shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Human Resources Department, or to such other entity as the Plan Administrator may designate from time to time.  Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

8.15

Disclaimer of Liability.  The Declaration of Trust of Eversource Energy provides that no shareholder of Eversource Energy shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.